Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)                Registration Statement (Form S-3 No. 333-146463),

(2)                Registration Statement (Form S-3 No. 333-155692),

(3)                Registration Statement (Form S-8 No. 333-156371) pertaining to the 2007 Long-Term Incentive Compensation Plan,

(4)                Registration Statement (Form S-3 No. 333-156997),

(5)                Registration Statement (Form S-3 No. 333-124712),

of PharmAthene, Inc. and in the related Prospectuses of our report dated March 30, 2009, with respect to the consolidated financial statements of PharmAthene, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young, LLP

McLean, Virginia
March 30, 2009